UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2020

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Term Loan

On March 23, 2020 (the “Issue Date”), Bionik Laboratories Corp. (the “Company”) borrowed $2,000,000 (the “Loan”) from Celeste Management (the “Lender”), an existing stockholder and lender of the Company, evidenced by a promissory note (the “Note”). The Company is also seeking to borrow an additional up to $2,000,000 on substantially similar terms to the Note, by May 23, 2020, pursuant to the terms of the Note.

The principal amount of the Loan will be payable on the earlier of (the “Maturity Date”): (i) March 31, 2022 and (ii) the date of receipt of a minimum of US$5,000,000 from a Subsequent Financing (as defined in the Note).

The Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months. One-half of the accrued interest shall be payable on each three month anniversary of the Issue Date, and one-half of the accrued interest shall be payable on the Maturity Date. Notwithstanding the foregoing, the quarterly payments shall be payable in cash commencing on the six month anniversary of the Issue Date (or the nine month anniversary of the Issue Date if as of such six month anniversary the World Health Organization or a corresponding government or government agency still categorizes or deems COVID-19 or the novel corona virus as a pandemic or outbreak) (the “First Interest Payment Date”), with the quarterly payments accruing for the first (or first two, as the case may be) interest payment dates nevertheless being payable, without further interest thereon, pro rata from the First Interest Payment Date through the Maturity Date. Furthermore, the interest due on the Maturity Date shall be payable, at the option of the Lender, either in cash, or shares of Company common stock at a price per share equal to the price per share of the Company’s then most recent capital raise or debt conversion, or any other valuation as agreed in writing between the Lender and the Company.

The Company intends to use the proceeds from the Loan for the Company’s working capital.

The Note contains customary events of default, which, if uncured, entitle the lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.

Subject to certain exceptions, the Company shall not enter into any loan that provides for repayment terms senior to the Loan.

The foregoing is a brief description of the Loan and the material terms of the Note and is qualified in its entirety by reference to the full text of the Note, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Convertible Note Offering; Allonge to Convertible Note

On March 27, 2020, the Company amended the terms of its existing convertible note offering to extend the maturity date to the earlier of (a) June 30, 2020 (from March 30, 2020) and (b) the consummation of a Qualified Financing (as defined in the convertible note with respect to such offering). As a result, also on March 27, 2020, the Company and the sole investor in such offering entered into an allonge (the “Allonge”) dated as of March 30, 2020, to the investor’s convertible promissory note dated September 26, 2019 in the principal amount of $70,000 (the “Original Note”), to reflect the new maturity date. No other changes were made to the Original Note.

The foregoing is a brief description of the Allonge and is qualified in its entirety by reference to the full text of the Allonge, which is included as Exhibits 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Promissory Note dated March 23, 2020
10.2	Allonge to Convertible Promissory Note dated March 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2020

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer